EXHIBIT 15.1

May 24, 2012

PetSmart, Inc.

19601 N. 27th Avenue

Phoenix, Arizona 85027

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of PetSmart, Inc. and subsidiaries for the periods ended April 29, 2012, and May 1, 2011, as indicated in our report dated May 24, 2012; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended April 29, 2012, is incorporated by reference in Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-01632, 333-15655, 333-29431, 333-52417, 333-58605, 333-62828, 333-92160, 333-108160, 333-135651, 333-173342, and 333-175133 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

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